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                                                                      EXHIBIT 23





                        Consent of Independent Auditors


We consent to the incorporation by reference in the following Registration Statements and Post-Effective Amendment of our report dated February 15, 1995, with respect to the consolidated financial statements of Oglebay Norton Company and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 1994:

   Registration Statement Number 33-37974 on Form S-8 dated November 23, 1990 pertaining to the Oglebay Norton Company Incentive Savings Plan and Trust;

   Registration Statement Number 33-37975 on Form S-8 dated November 23, 1990 pertaining to the Oglebay Norton Taconite Company Thrift Plan and Trust;

   Post-Effective Amendment Number 4 to Registration Statement Number 2-80895 on Form S-8 dated February 13, 1990 pertaining to the Oglebay Norton Company Incentive Savings Plan and Trust;

   Registration Statement Number 33-29046 on Form S-8 dated June 9, 1989 pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust;

   Registration Statement Number 33-21006 on Form S-8 dated April 21, 1988 pertaining to the Oglebay Norton Company Employee Stock Ownership Plan and Trust.





                                                        ERNST & YOUNG LLP




Cleveland, Ohio
March 31, 1995